                                                                    EXHIBIT 10.3


                                  AMENDMENT TO
                             OPERATING AGREEMENT OF
                 MEDCATH OF LITTLE ROCK, L.L.C. (the "Company")


         THIS AMENDMENT to the Operating Agreement of the Company is effective as of January 20, 2000 (the "Amendment").

         This Amendment is made under the terms of Section 11.1(e) of the Operating Agreement in order to ensure that the Company remains in compliance with all federal and state laws, rules, regulations and interpretations thereof. The undersigned have also determined that this Amendment will not materially reduce the economic return on investment in the Company to any of its Members.

         Accordingly, the Operating Agreement is hereby amended as follows:

         1. A new Section 5.16 is hereby added to the Operating Agreement as follows:

                           SECTION 5.16 Guarantee Fee. In the event that any
                  Member of the Company or its Affiliates provide a guarantee of any indebtedness of the Company which is acceptable to and required by the Company's lenders ("Guarantor Members") and such guarantees are not provided on a pro rata basis by all other Members of the Company (the "Nonguarantor Members"), then the Guarantor Members shall be paid an annual guarantee fee equal to (a) the amount of such indebtedness which is guaranteed by the Guarantor Members or its Affiliates, multiplied by (b) .0075, multiplied by (c) the percentage Membership Interest in the Company owned by the Nonguarantor Members (the "Guarantee Fee"). The Guarantee Fee shall be paid quarterly and the expense thereof shall be allocated to the Nonguarantor Members as follows:

                                    (a) The Guarantee Fee shall be deducted from
                           the Cash Distributions otherwise distributable to the Nonguarantor Members and shall be paid to the Guarantor Members;

                                    (b) To the extent that at the time such
                           Guarantee Fee is due to be paid hereunder there are no anticipated Cash Distributions, then the Company shall pay such Guarantee Fee to the Guarantor Members and the amount of such payments shall be charged to the Capital Accounts of the Nonguarantor Members;

                                    (c) When Cash Distributions become available
                           for distribution to the Members in the future, the Cash Distributions otherwise distributable to the Nonguarantor Members shall first be retained by the Company to the extent that amounts were previously charged to the Capital Accounts of the Nonguarantor Members in accordance with (b) above and any remaining Cash Distributions shall be distributed to the Members in accordance with Section 6.1.

         2. Section 6.1 shall be deleted in its entirety and the following new Section 6.1 shall be substituted in lieu thereof:

                           SECTION 6.1. Allocations and Distributions of Cash
                  Flow from Operations and Cash from Sales or Refinancing. After repayment of any loans made by the Members to the Company, Cash Flow from Sales or Refinancing shall be allocated, or distributed as Cash Distributions according to the Economic Interests of the Members and Economic Interest Owners which, subject to the provisions of Section 6.6 and Article VII, initially shall be in accordance with their respective Membership Interests shown on Schedule A attached hereto, provided however, that to the extent possible, any Guarantee Fee shall be deducted from the Cash Distributions otherwise distributable to the Nonguarantor Members and paid to the Guarantor Members as set forth in Section 5.16. Notwithstanding anything herein to the contrary no distributions shall be made to Members if prohibited by N.C.G.S. ss. 57C-4-06.

         3.       The following shall be added as the opening phrase of Section
                  6.2:

                           SECTION 6.2. Allocations of Income and Loss. Subject
                  in all events to the terms of Section 6.7:


         4. Section 6.6(a) is amended by adding the following sentence at the end thereof:

                           Notwithstanding any other provision above, Cash Distributions due to Nonguarantor Members shall be paid only after payments of the Guarantee Fee have first been paid in accordance with Section 5.16.

         5. The opening phrase of Section 6.6(b) is deleted and the following is substituted in lieu thereof:

                           Subject to any limitations on Cash Distributions imposed by statute and subject to payment of the Guarantee Fee, but notwithstanding any other provision in this Agreement to the contrary, the Company and Members agrees as follows:

         6.       The following shall be added as a new Section 6.7:

                           SECTION 6.7. Special Allocations of Guarantee Fees.
                  Any and all deductions, losses or reductions to Capital Account attributable to the payment by the Company of Guarantee Fees shall be allocated to the Nonguarantor Members in accordance with their relative percentage Membership Interests.

         7. Section 7.3(b)(ii) shall be deleted in its entirety and the following new section shall be substituted in lieu thereof:

                                    (ii) To the payment of all debts and
                           liabilities (including interest), and further including without limitation any accrued but unpaid Guarantee Fees, owed to the Members or their Affiliates as creditors; and

         Except as provided herein, the Operating Agreement shall remain in full force and effect.

         This Amendment may be signed in counterparts.

         This Amendment shall be effective once it has been signed in accordance with the terms of the Operating Agreement.




                                       3